                                                                     EXHIBIT 3.1

                CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION
                                       OF
                                     AMERCO

         The undersigned, being the President and Secretary of AMERCO, a Nevada corporation, do hereby certify as follows:

                  1. That on November 5, 1996, the Directors of the corporation adopted and consented to the adoption of a resolution setting forth a proposed amendment to the Articles of Incorporation of the corporation, as hereinafter set forth, declaring the advisability thereof, and calling a meeting of the shareholders for the purpose of considering and voting upon the proposed amendments.

                  2. Said resolution called for the following amendment to said Articles of Incorporation attached as Exhibit A hereto and by this reference incorporated herein.

                  3. That on January 17, 1997, the shareholders of the corporation at a meeting, by vote of stockholders entitled to exercise at least two-thirds of the voting power of the corporation, adopted and consented to the adoption of a resolution setting forth the proposed amendment to the Articles of Incorporation as hereinabove set forth.

                  4. That the Articles of Incorporation of AMERCO, are hereby amended as set forth above and the undersigned make this certificate pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes.

                  5. That the President and Secretary of AMERCO have been authorized to execute the Restated Articles of Incorporation of AMERCO by resolution of the Directors of the corporation adopted on November 5, 1996.

                  6. That the Restated Articles of Incorporation of AMERCO, pursuant to Section 78.403 of the Nevada Revised Statutes, correctly set forth the text of the Articles of Incorporation as amended to the date hereof.

Dated: January 23, 1997

AMERCO, a Nevada corporation

By: /s/ Edward J. Shoen                       By: /s/ Gary V. Klinefelter
    -----------------------------                 ------------------------------
    Edward J. Shoen                               Gary V. Klinefelter
    President                                     Secretary

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                     AMERCO

         The undersigned President and Secretary of AMERCO, in accordance with
Section 78.403 of the General Corporation Law of Nevada, restate the Articles of Incorporation and to that end set forth that:

         1.       The name of the Corporation is AMERCO.

         2. The name and address of the resident agent is The Corporation Trust Company of Nevada, One First Street, Reno, Nevada 89501.

         3. The nature of the business and the objects and purposes to be transacted, promoted, or carried on by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Nevada including but not in any way limited to acting as a holding company, and acquiring by purchase, merger, or otherwise, wholly or partially owned subsidiary corporations.

         4. The Corporation shall have all the general and specific powers authorized for corporations in the General Corporation Law of Nevada as now or hereafter in effect.

         5. The total number of shares of common stock which this corporation is authorized to issue is (i) One Hundred and Fifty Million (150,000,000) shares of common stock with a par value of Twenty-five Cents ($0.25) per share ("Common Stock"), and (ii) One Hundred and Fifty Million (150,000,000) shares of common stock ("Serial Common Stock"), with the Board of Directors having authority to issue shares of Serial Common Stock in one or more series (the number of shares of each series being determined by the Board of Directors), with or without par value, and with such voting powers, designations, preferences, limitations, restrictions, and relative rights as shall be stated or expressed in the resolution regarding such Serial Common Stock adopted by the Board of Directors pursuant to the authority expressly vested in it by this provision of the Articles of Incorporation, or any amendment thereto. For purposes of these Articles of Incorporation, the term "common stock" includes Common Stock and Serial Common Stock.

         In addition to the common stock authorized to be issued by the foregoing paragraph, this corporation is authorized to issue Fifty Million (50,000,000) shares of Preferred Stock, with the Board of Directors having authority to issue such shares in one or more series (the number of shares of each series being determined by the Board of Directors), with or without par value, and with such voting powers, designations, preferences limitations, restrictions, and relative right as shall be stated or expressed in the resolution regarding such preferred stock adopted by the Board of Directors pursuant to the authority expressly vested in it by this provision of the Articles of Incorporation, or any amendment thereto.

         6. For the management of the business, and for the conduct of the affairs of the Corporation, and for the further definition, limitation, and regulation of the powers of the Corporation and its directors and stockholders, it is further provided:

         A. BOARD OF DIRECTORS. The Board of Directors shall consist of not less than 4 nor more than 8 directors, the exact number of directors to be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into four classes, designated Class I, Class II, Class III and Class IV. Subject to applicable law, each class shall consist, as nearly as may be possible, of one-fourth of the total number of directors constituting the entire Board of Directors. At the 1990 Annual Meeting of Stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, Class III directors for a three-year term, and Class IV directors for a four-year term. At each succeeding annual meeting of stockholders, commencing in 1991, successors to the class of directors whose term expires at the annual meeting shall be elected or reelected for a four-year term.

                  If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of stockholders.

                  A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject however, to prior death, resignation, retirement, disqualification or removal from office.

                  Directors need not be stockholders. The names and addresses of the current members of the board of Directors are:

    NAME                              ADDRESS
    ----                              -------
Edward J. Shoen                 2727 N. Central Ave.
                                Phoenix, AZ 85004

Mark V. Shoen                   2727 N. Central Ave.
                                Phoenix, AZ 85004

James P. Shoen                  2727 N. Central Ave.

                                Phoenix, AZ 85004

Richard J. Herrera              2727 N. Central Ave.
                                Phoenix, AZ 85004

John M. Dodds                   2727 N. Central Ave.
                                Phoenix, AZ 85004

Charles J. Bayer                2727 N. Central Ave.
                                Phoenix, AZ 85004

W.E Carty                       2727 N. Central Ave.
                                Phoenix, AZ 85004

Aubrey K. Johnson               2727 N. Central Ave.
                                Phoenix, AZ 85004

         B. POWERS OF BOARD. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:

         (i) To make, alter, amend, and repeal the By-Laws, subject to the power of the Stockholders to amend the By-laws, which power may be exercised only by the affirmative vote of two-thirds of all of the outstanding shares of common stock of the Corporation entitled to vote, which vote must be by ballot at a duly constituted meeting of the Stockholders, the notice of which meeting must include the proposed amendment. This Article 6.B(i) may be amended only by the affirmative vote of two-thirds of all of the outstanding shares of common stock of the Corporation entitled to vote, which vote must be by ballot at a duly constituted meeting of the stockholders, the notice of which meeting must include the proposed amendment.

         (ii) Subject to the applicable provisions of the By-Laws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to stockholder inspection. No stockholder shall have any right to inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so, by resolution of the Board of Directors or of the Stockholders of the Corporation;

         (iii) To authorize and issue, without stockholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefor, any real or personal property of the Corporation, including after-acquired property;

         (iv) To determine whether any and, if so, what part, of the earned surplus of the Corporation shall be paid in dividends to the stockholders, and to direct and determine other use and disposition of any such earned surplus;

         (v) To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose;

         (vi) To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the Corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations;

         (vii) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which, to the extend permitted by law and authorized by the resolution or the By-Laws, shall have and may exercise the powers of the Board;

         (viii) To provide for the reasonable compensation of its own members by By-Laws, and to fix the terms and conditions upon which such compensation will be paid;

         (ix) In addition to the powers and authority hereinbefore, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and of the By-Laws of the Corporation.

         C. A directors or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for beach of fiduciary duty as a director or officer, but this article shall not eliminate or limit the liability of a director or officer for
         (i) acts of omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

         7.       [Intentionally Omitted as provided for in N.R.S. Section
         78.403(3)].

         8. Except as otherwise provided by the Board of Directors, no holder of any shares of the stock of the Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

         9. No contract or other transaction between this Corporation and any other Corporation shall be void or voidable because of the fact that any of the directors of this Corporation are interested in, or are directors of, such other Corporation, provided that the fact that he or such other Corporation is so interested shall be disclosed or shall have been known to the Board of Directors of this Corporation; and any director of the Corporation who is also a director or officer of such other Corporation, or is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

         10.      The duration of this Corporation shall be perpetual.

         11. The affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of common stock of this corporation entitled to vote shall be required to approve, adopt or authorize:

         (A) Any agreement for the merger, consolidation, amalgamation or combination of this corporation with or into any other corporation which is an Interested Stockholder (as hereafter defined);

         (B) Any sale, lease, exchange or other disposition to or with this corporation of any assets of any Interested Stockholder;

         (C) Any sale, lease, exchange or other disposition by this corporation of all or substantially all of the assets of this corporation to or with an Interested Stockholder;

         (D) Any plan or proposal for liquidation or dissolution of this corporation if any Shareholder of this corporation is an Interested Stockholder; or

         (E) Any reclassification of securities (including any reverse stock split) or recapitalization of this corporation which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of stock or convertible securities of this corporation, directly or indirectly owned by an Interested Stockholder.

         As used herein, Interested Stockholder shall mean any person, firm, corporation or other entity which, as of the record date for the determination of Shareholders entitled to notice of and to vote on any of the above transactions, is the beneficial owner, directly or indirectly, of more than five percent (5%) of any class of voting stock of this corporation. For the purposes hereof, any person, firms, corporation or other entity shall be deemed to be the beneficial owner of any shares of voting stock of this corporation which (i) it has the right to acquire pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) are owned, directly or indirectly (including shares deemed owned through the application of clause (i) above), by any other person, firm, corporation or other entity with which it has any agreement, arrangement or understanding with respect to the acquisition, holding, voting or disposition of stock of this corporation, or which is its "affiliate" or "associate" as those terms are defined in the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         The Board of Directors of this corporation shall have the power and duly, by resolution adopted by the affirmative vote of a majority of the whole Board of Directors, to determine (and such determination shall be conclusive) for the purposes of this Article 11, on the basis of information known to it, whether (i) any person, firm, corporation or other entity is the beneficial owner, directly or indirectly, of more than five percent (5%) of any class of voting stock of this corporation, (ii) any proposed sale, lease, exchange or other disposition involves all or substantially all of the assets of this corporation, or (iii) any person, firm, corporation or other entity has any agreement, arrangement or understanding with respect to the acquisition, holding, voting or disposition of stock of this corporation with any other person, firm, corporation or other entity.

         Notwithstanding any other provision of these Articles of Incorporation, the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of common stock of this corporation entitled to vote shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with, this Article 11.

         The respective two-thirds voting requirements specified above for any of the transactions referred to in any one or more of paragraphs A through E above, or to amend, alter, change or repeal, or to adopt any provision inconsistent with, this Article 11, shall not be applicable to a proposed action which has been approved or recommended by majority of the Disinterested Directors. As used herein, a "Disinterested Director" means (i) any Director of the corporation who was a Director as of July 24, 1988, or (ii) was thereafter elected by the Shareholders or appointed by the Board of Directors of this corporation and was not at the time of such election or appointment associated with or an affiliate of an Interested Stockholder directly or indirectly involved in the transaction or proposal before the Board of Directors, or (iii) a person designated, before his election or appointment as a Director, as a Disinterested Director by a majority of Disinterested Directors then on the Board.

         12.      Stockholder action by written consent is prohibited. This
Article 12 may be amended only by the affirmative vote of two-thirds of all of the outstanding shares of common stock of the Corporation entitled to vote, which vote must be by ballot at a duly constituted meeting of the Stockholders, the notice of which meeting must include the proposed amendment.

         In Witness Whereof, we have executed the foregoing Restated Articles of Incorporation of AMERCO this 23rd day of January, 1997.

                                            /s/ Edward J. Shoen
                                            ------------------------------------
                                            Edward J. Shoen, President

                                            /s/ Gary V. Klinefelter
                                            ------------------------------------
                                            Gary V. Klinefelter, Secretary

STATE OF ARIZONA         )
                         )      ss.
County of Maricopa       )

         The foregoing instrument was acknowledged before me this 23rd day of January, 1997, by Edward J. Shoen, President of AMERCO, a Nevada corporation, on behalf of the corporation.

                                                   /s/ Nancy Jo Beiley
                                                   -----------------------------
                                                   Notary Public

My commission expires:

5-22-99

STATE OF ARIZONA       )
                       )  ss.
County of Maricopa     )

         The foregoing instrument was acknowledged before me this 23rd day of January, 1997, by Gary V. Klinefelter, Secretary of AMERCO, a Nevada corporation, on behalf of the corporation.

                                                   /s/ Nancy Jo Beiley
                                                   -----------------------------
                                                   Notary Public

My commission expires:

5-22-99

               THIS FORM SHOULD ACCOMPANY AMENDED AND/OR RESTATED
               ARTICLES OF INCORPORATION FOR A NEVADA CORPORATION

1.   Name of corporation: AMERCO

2.   Date of adoption of Amended and/or Restated Articles: January 17, 1997.

3.   If the articles were amended, please indicate what changes have been made:

     (a) Was there a name change? Yes [ ] No [XX]. If yes, what is the new name?

     ___________________________________________________________________________

     (b) Did you change your resident agent? Yes [ ] No [XX]. If yes, please indicate new address:

     ___________________________________________________________________________

     (c) Did you change the purposes? Yes [ ] No [XX]. Did you add Banking? [ ], Gaming? [ ], Insurance? [ ], None of these? [XX].

     (d) Did you change the capital stock? Yes [ ] No [XX]. If yes, what is the new capital stock?

     ___________________________________________________________________________

     (e) Did you change the directors? Yes [ ] No [XX]. If yes, indicate the change: _______________________________________________________________

     ___________________________________________________________________________

     (f) Did you add the directors liability provision? Yes [ ] No [XX].

     (g) Did you change the period of existence? Yes [ ] No [XX]. If yes, what is the new existence?

     ___________________________________________________________________________

     (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles? Deletion of provision requiring 2/3 shareholder approval to amend Article 6.A of the Articles.

                                        /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                               Name and Title of Officer

                                        Gary V. Klinefelter, Secretary 1/23/97
                                        ----------------------------------------
                                                         Date

STATE OF Arizona    )
                    )     ss.
COUNTY OF Maricopa  )

On January 23, 1997 personally appeared before me, a Notary Public, Gary V. Klinefelter, who acknowledged that he/she executed the above document.

                                        /s/ Nancy Jo Beiley
                                        ----------------------------------------
                                                      Notary Public

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                OF SERIES C JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                                     AMERCO

                  Pursuant to Section 78.1955 of the General Corporation Law of the State of Nevada, AMERCO (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Nevada, in accordance with the provisions of Sections 78.035 and 78.195 thereof, DOES HEREBY CERTIFY:

                  That pursuant to the authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the Company, the said Board of Directors on July 13, 1998, adopted the following resolution amending and restating that certain Certificate of Designation of Series C Preferred Stock, and creating a series of Three Million (3,000,000) shares of Preferred Stock designated as Series C Junior Participating Preferred Stock:

                  RESOLVED, that pursuant to the authority vested in the Board of directors in accordance with the provisions of its Restated Articles of Incorporation that certain Certificate of Designation of Series C Preferred Stock be and it hereby is amended and restated and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                  Section 1. Designation and Amount.

                  There shall be a series of the Preferred Stock which shall be designated as the "Series C Junior Participating Preferred Stock," no par value, and the number of shares constituting such series shall be 3,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Junior Participating Preferred Stock to number less than that of the shares than outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

                  Section 2. Dividends and Distributions.

                  (A) Subject to the rights of the holders of any shares of any series of preferred stock of the Company ranking prior and superior to the Series C Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series C Junior Participating Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.25 per share, and shares of Serial Common Stock, par value $0.25, of the Company (the "Common Stock"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on any regular quarterly dividend payment date as shall be established by the Board of Directors (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Junior Participating Preferred Stock. In the event the Company shall at any time after July 13,1998 (the "Rights Declaration Date") declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series C Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Company shall declare a dividend or distribution on the Series C Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series C Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may, in accordance with applicable law, fix a record date for the determination of holders of shares of Series C Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

                  Section 3. Voting Rights.

                  The holders of shares of Series C Junior Participating Preferred Stock shall have the following voting rights:

                  (A) Each share of Series C Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes to which holders of shares of Series C Junior Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in the Company's Restated Articles of Incorporation or by law, the holders of shares of Series C Junior Participating Preferred Stock, the holders of shares of Common Stock, and the holders of shares of any other capital stock of the Company having general voting rights, shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                  (C) Except as otherwise set forth herein or in the Company's Restated Articles of Incorporation, and except as otherwise provided by law, holders of Series C Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  Section 4. Certain Restrictions.

                  (A) Whenever dividends or distributions payable on the Series C Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:

                           (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Participating Preferred Stock;

                           (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon Equidation, dissolution or winding up) with the Series C Junior Participating Preferred Stock, except dividends paid ratably on the Series C Junior Participating Preferred stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) except as permitted in Section 4(A)(iv) below, redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up)with the Series C Junior Participating Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Junior Participating Preferred Stock; and

                           (iv)     purchase or otherwise acquire for
         consideration any shares of Series C Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series C Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preference of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares.

                  Any shares of Series C Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. The Company shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

                  Section 6. Liquidation, Dissolution or Winding Up.

                  (A) Subject to the rights of the holders of any shares of any series of Preferred Stock of the Company ranking prior and superior to the Series C Junior Participating Preferred Stock with respect to liquidation, upon any liquidation (voluntary or otherwise ), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series C Junior Participating Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distribution thereon, whether or not declared, to the date of such payment (the "Series C Liquidation Preference"). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Junior Participating Preferred Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock dividends, and subdivisions, combinations and consolidations with respect to the Common Stock) (such number in clause (ii) being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series C Junior Participating Preferred Stock and Common Stock, respectively, holders of Series C Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series C Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

                  (B) In the event there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preference of all other Series of Preferred Stock, if any, which rank on a parity with the Series C Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation Preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (C) In the event the company shall at any time after the rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. Consolidation Merger, etc.

                  In case the company shall enter into any consolidation merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other Stock or securities, cash and/or any other Property, then in any such case the shares of Series C Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of Stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date Declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of dividend in shares of Common Stock) into a greater of lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

                  Section 8. Redemption.

                  The shares of Series C Junior Participating Preferred Stock shall not be redeemable.

                  Section 9. Ranking.

                  The Series C Junior Participating Preferred Stock shall rank Junior to all other Series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                  Section 10. Fractional Shares.

                  Series C Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Junior Participating Preferred Stock."

                  Pursuant to Section 78.1955(4) of the General Corporation Law of the State of Nevada, (a) attached is the original designation,(b) no shares of Series C Junior Participating Preferred Stock have been issued, and (c) set forth above is the amended and restated designation of the series, the number of the series, and the voting powers, designations, preferences, limitations, restrictions and relative rights of the series.

                  IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 4th day of August, 1998.

                                                BY: /s/ Edward J. Shoen
                                                   ------------------------
                                                   Name: Edward J. Shoen
                                                   Title: President
Attest

By: /s/ Gary V. Klinefelter
    -----------------------
Name: Gary V. Klinefelter
Title: Secretary

State of Arizona      )
                      )       SS
County of Maricopa    )

                This instrument was acknowledged before me on 8-4-98 (date) by Edward J. Shoen and Gary V. Klinefelter as President and Secretary of AMERCO.

                                                /s/ [ILLEGIBLE]
                                                ------------------------------
                                                Notary

           IMPORTANT READ ATTACHED INSTRUCTION BEFORE COMPLETING FORM

                           CERTIFICATE OF CORRECTION
            (PURSUANT TO NRS 78, 80, 81, 82, 86, 87, 88, 88A AND 89)
                             - REMIT IN DUPLICATE -

1. The name of the entity for which correction is being made:

   AMERCO

2. Description of the original document for which correction is being made:

   Restated Articles of Incorporation

3. Filling date of the original document 2/21/97.

4. Description of the inaccuracy or defect.

   See Exhibit A.

5. Correction of the inaccuracy or defect.

   AMERCO is filing herewith Amended & Restated Articles of Incorporation to properly reference the terms of its Series A Common Stock, Series A Common Stock, Series A Preferred Stock and Series A Preferred Stock.

6. Signature:

/s/ [ILLEGIBLE]                          SECRETARY                  8/31/2001
-----------------------              -----------------          ----------------
Authorized Signature                       Title*                      Date

*If entity is a Corporation, it must be signed by an Officer; a Limited-Liability Company, by a manager or managing members; a Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

                            CERTIFICATE OF CORRECTION

                                     AMERCO

                                    EXHIBIT A

Response to Item 4.

         On February 21, 1997, AMERCO filed Amended and Restated Articles of Incorporation which inadvertently failed to reference the terms of its Series A Common Stock (see Certificate of Designation filed February 4, 1994), Series B Common Stock (see Certificate of Designation filed August 29, 1996), Series A Preferred Stock (see Certificate of Designation filed October 15, 1993) and Series B Preferred Stock (see Certificate of Designation filed August 29, 1996).

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                     AMERCO

         The undersigned President and Secretary of AMERCO, in accordance with
Section 78.403 of the General Corporation Law of Nevada, restate the Articles of Incorporation and to that end set forth that:

         1.       The name of the Corporation is AMERCO.

         2. The name and address of the resident agent is The Corporation Trust Company of Nevada, One First Street, Reno, Nevada 89501.

         3. The nature of the business and the objects and purposes to be transacted, promoted, or carried on by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Nevada including but not in any way limited to acting as holding company, and acquiring by purchase, merger, or otherwise, wholly or partially owned subsidiary corporations.

         4. The Corporation shall have all the general and specific powers authorized for corporations in the General Corporation Law of Nevada as now or hereafter in effect.

         5. The total number of shares of common stock which this corporation is authorized to issue is (i) One Hundred and Fifty Million (150,000,000) shares of common stock with a par value of Twenty-five Cents ($0.25) per share ("Common Stock"), and (ii) One Hundred and Fifty Million (150,000,000) shares of common stock ("Serial Common Stock"), with the Board of Directors having authority to issue shares of Serial Common Stock in one or more [ILLEGIBLE] the number of shares of each series being determined by the Board of Directors), with or without par value, and with such voting powers, designations, preferences, limitations, restrictions, and relative rights as shall be stated or expressed in the resolution regarding such Serial Common Stock adopted by the Board of Directors pursuant to the authority expressly vested in it by this provision of the Articles of Incorporation, or any amendment thereto. For purposes of these Articles of Incorporation, the term "common stock" includes Common Stock and Serial Common Stock. The voting powers, designations, preferences, limitations, restrictions, and relative rights of the Series A Common Stock are described on Exhibit A attached hereto. The voting powers, designations, preferences, limitations, restrictions, and relative rights of the Series B Common Stock arc described on Exhibit B attached hereto.

         In addition to the common stock authorized to be issued by the foregoing paragraph, this corporation is authorized to issue Fifty Million (50,000,000) shares of Preferred Stock with the Board of Directors having authority to issue such shares in one or more series (the number of shares of each series being determined by the Board of Directors), with or without par value, and with such voting powers, designations, preferences limitations, restrictions, and relative right as shall be stated or expressed in the resolution regarding such preferred stock adopted by the Board of Directors pursuant to the authority expressly vested in it by this provision of the Articles of

Incorporation, or any amendment thereto. The voting powers, designations, preferences, limitations, restrictions, and relative rights of the Series A Preferred Stock are described on Exhibit C attached hereto. The voting powers, designations, preferences, limitations, restrictions, and relative rights of the Series B Preferred Stock are described on Exhibit D attached hereto.

         6. For the management of the business, and for the conduct of the affairs of the Corporation, and for the further definition, limitation, and regulation of the powers of the Corporation and its directors and stockholders, it is further provided:

         A. BOARD OF DIRECTORS. The Board of Directors shall consist of not less than 4 nor more than 8 directors, the exact number of directors to be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into four classes, designated Class I, Class II, Class III and Class IV. Subject to applicable law, each class shall consist, as nearly as may be possible, of one-fourth of the total number of directors constituting the entire Board of Directors. At the 1990 Annual Meeting of Stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, Class III directors for a three-year term, and Class IV directors for a four-year term. At each succeeding annual meeting of stockholders, commencing in 1991, successors to the class of directors whose term expires at the annual meeting shall be elected or reelected for a four-year term.

                  If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of stockholders.

                  A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                  Directors need not be stockholders. The names and addresses of the current members of the board of Directors are:

     NAME                                            ADDRESS
     ----                                            -------

Edward J. Shoen                                 2727 N. Central Ave.
                                                Phoenix, AZ 85004

Mark V. Shoen                                   2727 N. Central Ave.
                                                Phoenix, AZ 85004

                  James P. Shoen                          2727 N. Central Ave.
                                                          Phoenix, AZ 85004

                  Richard J. Herrera                      2727 N. Central Ave.
                                                          Phoenix, AZ 85004

                  John M. Dodds                           2727 N. Central Ave.
                                                          Phoenix, AZ 85004

                  Charles J. Bayer                        2727 N. Central Ave.
                                                          Phoenix, AZ 85004

                  W.E. Carty                              2727 N. Central Ave.
                                                          Phoenix, AZ 85004

                  Aubrey K. Johnson                       2727 N. Central Ave.
                                                          Phoenix, AZ 85004

         B. POWERS OF BOARD. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:

         (i) To make, alter, amend, and repeal the By-Laws, subject to the power of the Stockholders to amend the By-laws, which power may be exercised only by the affirmative vote of two-thirds of all of the outstanding shares of common stock of the Corporation entitled to vote, which vote must be by ballot at a duly constituted meeting of the Stockholders, the notice of which meeting must include the proposed amendment. This Article 6.B(i) may be amended only by the affirmative vote of two-thirds of all of the outstanding shares of common stock of the Corporation entitled to vote, which vote must be by ballot at a duly constituted meeting of the stockholders, the notice of which meeting must include the proposed amendment.

         (ii) Subject to the applicable provisions of the By-Laws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to stockholder inspection. No stockholder shall have any right to inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the Stockholders of the Corporation;

         (iii) To authorize and issue, without stockholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefor, any real or personal property of the Corporation, including after-acquired property;

         (iv) To determine whether any and, if so, what part, of the earned surplus of the Corporation shall be paid in dividends to the stockholders, and to direct and determine other use and disposition of any such earned surplus;

         (v) To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose;

         (vi) To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the Corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations:

         (vii) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting or two or more directors, which, to the extend permitted by law and authorized by the resolution or the By-Laws, shall have and may exercise the powers of the Board;

         (viii) To provide for the reasonable compensation of its own members by By-Laws, and to fix the terms and conditions upon which such compensation will be paid;

         (ix) In addition to the powers and authority hereinbefore, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and of the By-Laws of the Corporation.

         C. A directors or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for beach of fiduciary duty as a director or officer, but this article shall not eliminate or limit the liability of a director or officer for
         (i) acts of omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

         7.       [Intentionally Omitted as provided for in N.R.S. Section
78.403(3)].

         8. Except as otherwise provided by the Board of Directors, no holder of any shares of the stock of the Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

         9. [ILLEGIBLE] or other transaction between this Corporation and any other Corporation shall be void or voidable because of the fact that any of the directors of this Corporation are interested in, or are directors of, such other Corporation, provided that the fact that he or such other Corporation is so interested shall be disclosed or shall have been known to the Board of Directors of this Corporation; and any director of the Corporation who is also a director or officer of such other Corporation, or is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

         10.      The duration of this Corporation shall be perpetual.

         11. The affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of common stock of this corporation entitled to vote shall be required to approve, adopt or authorize:

         (A) Any agreement for the merger, consolidation, amalgamation or combination of this corporation with or into any other corporation which is an Interested Stockholder (as hereafter defined);

         (B) Any sale, lease, exchange or other disposition to or with this corporation of any assets of any Interested Stockholder;

         (C) Any sale, lease, exchange or other disposition by this corporation of all or substantially all of the assets of this corporation to or with an Interested Stockholder;

         (D) Any plan or proposal for liquidation or dissolution of this corporation if any Shareholder of this corporation is an Interested Stockholder; or

         (E) Any reclassification of securities (including any reverse stock split) or recapitalization of this corporation which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of stock or convertible securities of this corporation, directly or indirectly owned by an Interested Stockholder.

         As used herein, Interested Stockholder shall mean any person, firm, corporation or other entity which, as of the record date for the determination of Shareholders entitled to notice of and to vote on any of the above transactions, is the beneficial owner, directly or indirectly, of more than five percent (5%) of any class of voting stock of this corporation. For the purposes hereof, any person, firms, corporation or other entity shall be deemed to be the beneficial owner of any shares of voting stock of this corporation which (i) it has the right to acquire pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) are owned, directly or indirectly (including shares deemed owned through the application of clause (i) above), by any other person, firm, corporation or other entity with which it has any agreement, arrangement or understanding with respect to the acquisition, holding, voting or disposition of stock of this corporation, or which is its "affiliate" or "associate" as those terms are defined in the Rules and Regulations under the Securities Exchange
Act of 1934, as amended.

         The Board of Directors of this corporation shall have the power and duty, by resolution adopted by the affirmative vote of a majority of the whole Board of Directors, to determine (and such determination shall be conclusive) for the purposes of this Article 11, on the basis of information known to it, whether (i) any person, firm, corporation or other entity is the beneficial owner, directly or indirectly, of more than five percent (5%) of any class of voting stock of this corporation, (ii) any proposed sale, lease, exchange or other disposition involves all or substantially all of the assets of this corporation, or (iii) any person, firm, corporation or other entity has any agreement, arrangement or understanding with respect to the acquisition, holding, voting or disposition of stock of this corporation with any other person, firm, corporation or other entity.

         Notwithstanding any other provision of these Articles of Incorporation, the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of common stock of this corporation entitled to vote shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with, this Article 11.

         The respective two-thirds voting requirements specified above for any of the transactions referred to in any one or more of paragraphs A through E above, or to amend, alter, change or repeal, or to adopt any provision inconsistent with, this Article 11, shall not be applicable to a proposed action which has been approved or recommended by majority of the Disinterested Directors. As used herein, a "Disinterested Director" means (i) any Director of the corporation who was a Director as of July 24, 1988, or (ii) was thereafter elected by the Shareholders or appointed by the Board of Directors of this corporation and was not at the time of such election or appointment associated with or an affiliate of an Interested Stockholder directly or indirectly involved in the transaction or proposal before the Board of Directors, or (iii) a person designated, before his election or appointment as a Director, as a Disinterested Director by a majority of Disinterested Directors then on the Board.

         12.      Stockholder action by written consent is prohibited. This
Article 12 may be amended only by the affirmative vote of two-thirds of all of the outstanding shares of common stock of the Corporation entitled to vote, which vote must be by ballot at a duly constituted meeting of the Stockholders, the notice of which meeting must include the proposed amendment.

         In Witness Whereof, we have executed the foregoing Restated Articles of Incorporation of AMERCO this 23rd day of January, 1997.

                                                /s/ Edward J. Shoen
                                                -----------------------------
                                                Edward J. Shoen, President

                                                /s/ Gary V. Klinefelter
                                                ------------------------------
                                                Gary V. Klinefelter, Secretary

STATE OF ARIZONA        )
                        ) ss.
County of Maricopa      )

         The foregoing instrument was acknowledged before me this 23rd day of January, 1997, by Edward J. Shoen, President of AMERCO, a Navada corporation, on behalf of the corporation.

                                        /s/ Nancy Jo Beiley
                                        ----------------------------------------
                                        Notary Public

My commission expires:

5-22-99



STATE OF ARIZONA        )
                        ) ss.
County of Maricopa      )

         The foregoing instrument was acknowledged before me this 23rd day of January, 1997, by Gary V. Klinefelter, Secretary of AMERCO, a Nevada corporation, on behalf of the corporation.

                                        /s/ Nancy Jo Beiley
                                        ----------------------------------------
                                        Notary Public

My commission expires:

5-22-99

                                    EXHIBIT A

                                     AMERCO

                              SERIES A COMMON STOCK

         (a) Designation. A series of Serial Common Stock (as defined in the Articles of Incorporation) is hereby designated "Series A Common Stock." The number of shares constituting the Series A Common Stock is 10,000,000. Shares of the Series A Common Stock shall have a par value of $0.25.

         (b) Dividends and Distributions. Shares of the Series A Common Stock shall be entitled to receive such dividends and distributions as may be declared by the Board of Directors from time to time and shall be payable, when and as declared by the Board of Directors.

         (c) Conversion. The holders of shares of the Series A Common Stock shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of [ILLEGIBLE] Corporation.

         (d) Voting. The shares of the Series A Common Stock shall be entitled to one vote per share.

         (e) Liquidation Rights. Upon the dissolution, liquidation, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Series A Common Stock shall be entitled to distribution of the assets of the Company on a pari passu basis with the Company's common stock, $0.25 par value.

                                    EXHIBIT B

                                     AMERCO

                              SERIES B COMMON STOCK

         (a) Designation. A series of Serial Common Stock (as defined in the Articles of Incorporation) is hereby designated "Series B Common Stock." The number of shares constituting the Series B Common Stock is 10,000,000. Shares of the Series B Common Stock shall have a par value of $0.25.

         (b) Dividends and Distributions. Shares of the Series B Common Stock shall be entitled to receive such dividends and distributions as may be declared by the Board of Directors from time to time on a pari passu basis with the Corporation's Common Stock and Series A Common Stock and shall be payable, when and as declared by the Board of Directors.

         (c) Conversion. The holders of shares of the Series B Common Stock shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation.

         (d) Voting. The shares of the Series B Common Stock shall be entitled to one-tenth (1/10) of one vote per share.

         (e) Liquidation Rights. Upon the dissolution, liquidation, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Series B Common Stock shall be entitled to distribution of the assets of the Corporation on a pari passu basis with the Corporation's Common Stock and Series A Common Stock.

                                    EXHIBIT C

                                     AMERCO

                            SERIES A PREFERRED STOCK

         (a) Designation. A series of preferred stock is hereby designated "Series A 8 1/2% Preferred Stock." The number of shares constituting the Series A Preferred Stock is 6,100,000. Shares of the Series A Preferred Stock shall have a liquidation preference of $25.00 per share and shall have no par value.

         (b) Dividend Rate.

                  (i) Shares of the Series A Preferred Stock shall be entitled to receive dividends at a fixed annual rate of $2.125 per share. Such dividends shall be cumulative from the date of original issue of such shares and shall be payable, when and as declared by the Board of Directors, quarterly for each of the quarters ending February, May, August, and November of each year, payable in arrears on the first business day that is not a legal holiday of each succeeding March, June, September, and December, commencing December 1, 1993. Each such dividend shall be paid to the holders of record of shares of the Series A Preferred Stock as they appear on the stock records of the Corporation on the applicable record date, not exceeding 15 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date as may be fixed by the Board of Directors, which shall not exceed 15 days preceding such dividend payment date thereof.

                  (ii) No dividends shall be declared or paid or set apart for payment on any shares of any class or classes of stock of the Corporation or any series thereof ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series A Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such dividend. When dividends are not paid in full, as aforesaid, upon the shares of the Series A Preferred Stock and any other shares of any class or classes of stock or series thereof ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of the Series A Preferred Stock and any other shares of such class or classes of series thereof ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of the Series A Preferred Stock and such other shares shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series A Preferred Stock and such other shares bear to each other. Holders of shares of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

                  (iii) So long as any shares of the Series A Preferred Stock are outstanding, no dividend (other than a dividend in common stock or in any other shares ranking junior to the Series A Preferred Stock as to dividends and upon Liquidation (as defined in subsection (f) (i) and other than as provided in paragraph (ii) of this subsection (b)) shall be declared or paid or set aside for payment or other distribution declared or made upon the shares of any class or classes of stock of the Corporation or any series thereof ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon Liquidation nor shall any of the shares of any class or classes of stock of the Corporation or any series thereof ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon Liquidation be redeemed, purchased, or otherwise acquired or any consideration paid (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, or any subsidiary thereof (except by conversion into or exchange for shares of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of the Series [ILLEGIBLE] Preferred Stock shall have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past dividend payment periods.

                  (iv) Dividends payable on the Series A Preferred Stock for any period less than a full quarterly dividend period, and for the dividend period beginning on the date of issuance of the shares of the Series A Preferred Stock, shall be computed on the basis of a 360-day year consisting of 12 30-day months. The amount of dividends payable on shares of the Series A Preferred Stock for each full quarterly dividend period shall be computed by dividing by 4 the annual rate per share set forth above in subsection (b) (i).

         (c) Redemption.

                  (i) The shares of the Series A Preferred Stock shall not be redeemable prior to December 1, 2000. On and after December 1, 2000, the Corporation, at its option, may redeem shares of the Series A Preferred Stock, as a whole or in part, for cash, at any time or from time to time, at a redemption price of $25.00 per share plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption.

                  (ii) In the event that fewer than all the outstanding shares of the Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

                  (iii) In the event the Corporation shall redeem shares of the Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation, or by publishing notice thereof in The Wall Street Journal or The New York Times, or, if neither such newspaper is then being published, any other daily newspaper of national circulation (each, an "Authorized Newspaper"). If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to each holder of the shares of the Series A Preferred Stock to be redeemed. Each such mailed or published notice shall state: (v) the redemption date; (w) the number of shares of the Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (x) the redemption price; (y) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and
         (z) that dividends on the shares to be redeemed will cease to accrue on such redemption date. No defect in the notice of redemption or in the mailing thereof shall affect the validity of the redemption proceedings, and the failure to give notice to any holder of shares of the Series A Preferred Stock to be so redeemed shall not affect the validity of the notice given to the other holders of shares of the Series A Preferred Stock to be so redeemed.

                  (iv) Notice having been mailed as aforesaid, then, notwithstanding that the certificates evidencing the shares of the Series A Preferred Stock shall not have been surrendered, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders (including dividend and voting rights) of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (v) Any shares of the Series A Preferred Stock that shall at any time have been redeemed shall, after such redemption, in the discretion of the Board of Directors of the Corporation, be (x) held in treasury or (y) resume the status of authorized but unissued shares of preferred stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

                  (vi) Notwithstanding the foregoing provisions of this subsection (c), if any dividends on the Series A Preferred Stock are in arrears, no shares of the Series A Preferred Stock shall be redeemed unless all outstanding shares of the Series A Preferred Stock are simultaneously redeemed, and the Corporation shall not, and shall not permit any subsidiary thereof to, purchase or otherwise acquire any shares of the Series A Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series A Preferred Stock.

         (d) Conversion. The holders of shares of the Series A Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation.

         (e) Voting. The shares of the Series A Preferred Stock shall not have any voting powers either general or special, except as required by law and except that:

                  (i) So long as any of the shares of the Series A Preferred Stock are outstanding, the consent of the holders of at least two-thirds of all the shares of the Series A Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series A Preferred Stock shall vote together as a separate class, shall be necessary for authorizing, affecting or validating the amendment, alteration, or repeal of any of the provisions of the Articles of Incorporation of the Corporation or of any certificate amendatory thereof or supplemental thereto (including any certificate of amendment or any similar document relating to any series of preferred stock) that would adversely affect the powers, preferences, or special rights of the Series A Preferred Stock, including the creation or authorization of any class of stock that ranks senior to the Series A Preferred Stock with respect to dividends or upon Liquidation. Any amendment or any resolution or action of the Board of Directors that would create or issue any series of preferred stock out of the authorized shares of preferred stock, or that would authorize, create, or issue any shares or class of stock (whether or not already authorized), ranking junior to or on a parity with the Series A Preferred Stock with respect to the payment of dividends and distributions and distributions upon any Liquidation, shall not be considered to affect adversely the powers, preferences, or special rights of the outstanding shares of the Series A Preferred Stock;

                  (ii) In the event that the Corporation shall have failed to declare and pay or set apart for payment in full the dividends accumulated on the outstanding shares of the Series A Preferred Stock for any six quarterly dividend payment periods, whether or not consecutive, and all such preferred dividends remain unpaid (a "Preferred Dividend Default"), the holders of outstanding shares of the Series A Preferred Stock, voting together as a class with the holders of all other series of preferred stock then entitled to vote on the election of such directors, shall be entitled to elect two directors to the Board of Directors of the Corporation until the full dividends accumulated on all outstanding shares of the Series A Preferred Stock have been declared and paid in full. Upon the occurrence of a Preferred Dividend Default, the Board of Directors shall within 10 business days (any day other than a day that is a Saturday, Sunday, or legal holiday on which banks are authorized to close in New York, New York) of such default call a special meeting of the holders of shares of the Series A Preferred Stock and all other holders of a series of preferred stock who are then entitled to participate in the election of such two directors for the purpose of electing the two directors provided by the foregoing provisions; provided that, in lieu of holding such meeting, the holders of record of a majority of the outstanding shares of the Series A Preferred Stock and all other series of preferred stock who are then entitled to participate in the election of such two directors may, by action taken by written consents permitted by law and the Articles of Incorporation and the Bylaws of the Corporation, elect such two directors. If and when all accumulated dividends on the shares of the Series A Preferred Stock have been declared and paid or set aside for payment in full, the holders of shares of the Series A Preferred Stock shall be divested of the special voting rights provided by this paragraph, subject to revesting in the event of each and every subsequent Preferred Dividend Default. Upon termination of such special voting rights attributable to all holders of shares of the Series A Preferred Stock and any other series of preferred stock, each director elected by the holders of shares of the Series A Preferred Stock and the holders of any other series of preferred stock (hereinafter referred to as a "Preferred Stock Director") pursuant to such special voting rights shall, without further action, be deemed to have resigned, subject always to the election of directors pursuant to the foregoing provisions in case of a future Preferred Dividend Default. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by, the vote of the holders of record of two-thirds of the outstanding shares of the Series A Preferred Stock and all other series of preferred stock who were entitled to participate in such Preferred Stock Director's election, voting as a separate class, at a meeting called for such purpose or by written consent as, and to the extent, permitted by law and the Articles of Incorporation and the Bylaws of the Corporation. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director shall be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by vote of the holders of record of a majority of the outstanding shares of the Series A Preferred Stock and all other series of preferred stock who are then entitled to participate in the election of such Preferred Stock Directors as provided above. As long as a Preferred Dividend Default shall continue, holders of shares of the Series A Preferred Stock shall not, as such stockholders, be entitled to vote on the election or removal of directors other than Preferred Stock Directors, but shall not be divested of any other voting rights provided to such stockholders by law with respect to any other matter to be acted upon by the stockholders of the Corporation. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

         (f) Liquidation Rights.

                  (i) Upon the dissolution, liquidation, or winding up of the affairs of the Corporation, whether voluntary or involuntary (collectively, a "Liquidation"), after payment or provision for payment has been made of the debts and other liabilities of the Corporation and payment or provision for payment has been made on all amounts required to be paid in respect of all outstanding shares of any class or classes of stock of the Corporation or series thereof ranking senior to the shares of the Series A Preferred Stock, the holders of the shares of the Series A Preferred Stock shall be entitled, subject to paragraph
         (iv) of this subsection (f), to receive out of the assets of the Corporation, before any payment or distribution shall be made on common stock or on any other class of stock ranking junior to preferred stock upon Liquidation, the amount of $25.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

                  (ii) Neither the sale, transfer, or lease of all or any part of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a Liquidation for the purposes of this subsection (f).

                  (iii) After the payment to the holders of the shares of the Series A preferred Stock of the full preferential amounts provided for in this subsection (f), the holders of the Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation and the shares of the Series A Preferred Stock shall no longer be deemed to be outstanding or be entitled to any other powers, preferences, rights, or privileges, including voting rights, and such shares shall be surrendered for cancellation to the Corporation.

                  (iv) In the event the assets of the Corporation available for distribution to the holders of shares of the Series A Preferred Stock upon any Liquidation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (i) of this subsection (f), no such distribution shall be made on account of any shares of any series of preferred stock ranking on a parity with the shares of the Series A Preferred stock upon such Liquidation unless proportionate distributive amounts shall be paid on account of the shares of the Series A Preferred Stock, ratably, in proportion to the full distributable amounts to which holders of all such parity shares are respectively entitled upon such Liquidation.

         (g) Priority. Any shares of any class or classes of the Corporation or series thereof shall be deemed to rank:

                  (i) Prior to the shares of the Series A Preferred Stock, either as to dividends or upon Liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation of the Corporation, in preference or priority to the holders of shares of the Series A Preferred Stock;

                  (ii) On a parity with shares of the Series A Preferred Stock, either as to dividends or upon

         Liquidation, whether or not the dividend rates, dividend payment dates, or redemption or Liquidation prices per share or sinking fund provisions, if any, be different from those of the Series A Preferred Stock, if the holders of such shares shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation of the Corporation, in proportion to their respective dividend rates or Liquidation prices, without preference or priority, one over the other, as between the holders of such shares and the holders of shares of the Series A Preferred Stock; and

                  (iii) Junior to shares of the Series A Preferred Stock, either as to dividends or upon Liquidation, if such class is common stock or if the holders of shares of the Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon Liquidation of the Corporation, in preference or priority to the holders of shares of such class or classes.

         (h) Sinking or Retirement Fund. The shares of the Series A Preferred Stock shall not be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares.

         (i)      Miscellaneous.

                  (i) Subject to paragraph (iii) of subsection (c) above, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by first class mail with postage prepaid, addressed: if to the Corporation, to its offices at 1325 Airmotive Way, Suite 100, Reno, Nevada 89502-3239 (Attention: Secretary); if to a holder, to the address thereof shown on the security register maintained by the registrar for the Series A Preferred Stock; or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

                  (ii) In the event a holder of shares of the Series A Preferred Stock shall not by written notice designate the name to whom payment upon redemption of any shares of the Series A Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such shares as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

                                   EXHIBIT D

                                     AMERCO

                            SERIES B PREFERRED STOCK

         The Series Designated as Series B Preferred Stock (the "Series B Preferred"), will consist of 100,000 shares and will have the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions described below. Shares of the Series B Preferred shall have liquidation rights as provided in Section 2 and shall have no par value. Certain capitalized terms used below have the meanings given in Section 11.

1.       DIVIDENDS AND DISTRIBUTIONS.

         a. REGULAR DIVIDENDS. Subject to the prior rights of the holders of Senior Shares, if any, the Holder, in preference to the holders of Junior Shares, shall be entitled, in conjunction with any provision then being made for the holders of Parity Shares, to receive, when, as and if declared by the Board of Directors, out of any funds of the Corporation lawfully available for the payment of dividends, payable on the last day of each Payment Period, cumulative cash dividends at, but not exceeding, (i) the product of the Conversion Value times the Floating Rate, plus (ii) any Additional Amounts, payable on the last day of each Payment Period following the date of this Certificate. If the stated dividends are not paid in full, the Series B Preferred and all Parity Shares shall share ratably in the payment of dividends, including accumulations thereof, if any, on such shares in accordance with the sums that would be payable on such shares if all dividends were paid in full.

         b. NOTICE. The Holder will notify the Corporation of any event occurring after the date of this Certificate which will entitle the Holder to receive any Additional Amounts as promptly as practicable after it obtains knowledge thereof but in any event within thirty (30) days after it obtains knowledge thereof and determines to request such compensation. Determinations and allocations by the Holder for purposes hereof of the effect of any Regulatory Change on its costs of purchasing or holding the Series B Preferred or on amounts receivable by it in respect of the Series B Preferred and of the additional amounts required to compensate the Holder in respect of any Additional Amounts, shall be prima facie valid provided that such determinations and allocations are made on a reasonable basis.

         c. PRIORITY. Any and all dividends payable on the Series B Preferred shall be paid in preference and in priority to the payment of dividends or distributions on any Junior Shares. So long as any Series B Preferred shares are outstanding, no dividends whatever shall be paid or declared, nor shall any distribution be made, on any Junior Shares, other than a dividend or distribution payable in Junior Shares, nor shall the Corporation or any subsidiary of the Corporation purchase, redeem or otherwise acquire for a consideration any Junior Shares, unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series B Preferred for all Payment Periods terminating on or prior to the date of payment of such purchase, redemption or acquisition.

2.       LIQUIDATION RIGHTS.

         a. GENERALLY. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any amount shall be paid to the holders of any Junior Shares, the Holder of the Series B Preferred shall be paid first out of the assets of the Corporation available for distribution to holders of its capital stock an amount per share equal to, but not exceeding, (i) the Conversion Value, as appropriately adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like of the Series B Preferred, plus (ii) all accrued but unpaid dividends (including any interest accrued thereon calculated through the date of liquidation (the "Liquidation Date")). If, upon the occurrence of a liquidation, dissolution or winding up, the assets and funds thus distributed to the Holder shall be insufficient to permit the payment to the Holder of its full liquidation preferences, then the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock (other than Senior Shares) shall be distributed ratably to the Holder and the holders of any Parity Shares.

         b. EVENTS DEEMED A LIQUIDATION. For purposes of this Section 2, the Holder may elect to have treated as a liquidation, dissolution or winding up of the Corporation the consolidation or merger of the Corporation with or into any other corporation or the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or any other reorganization of the Corporation, unless the stockholders of the Corporation immediately prior to any such transaction are holders of a majority [ILLEGIBLE] voting securities of the surviving or acquiring corporation immediately thereafter (and for purposes of this calculation equity securities which any stockholder or the Corporation owned immediately prior to such merger or consolidation as a stockholder of another party to the transaction shall be disregarded).

         c. PRIORITY. Any amounts payable on the Series B Preferred in the event of any liquidation, dissolution or winding up of the Corporation shall be paid in preference and in priority to the payment of any amounts payable on Junior Shares.

3. CONVERSION. The Holder has conversion rights as follows (the "Conversion Rights"):

         a. RIGHT TO CONVERT. Upon each of the following to occur from time to time: (i) August 31, 1997, and for 10 Business Days thereafter; (ii) the first day of each fiscal quarter of the Corporation occurring after August 31, 1997, and for 10 Business Days after the first day of each such fiscal quarter;
(iii) the expiration of ten days after the occurrence of an Event of Noncompliance under the Stock Purchase Agreement that is not then cured, and at any time thereafter; (iv) any dividends on the Series B Preferred becoming in arrears, and at any time thereafter; (v) the Corporation no longer holding more than 50% of the outstanding stock and assets of any of Ponderosa Holdings, Inc., Oxford Life Insurance Company or Republic Western Insurance Company, and at any time thereafter; or (vi) the Corporation or any of its subsidiaries completing any Excess Equity Offering, and at any time thereafter, then each share of Series B Preferred shall be convertible, at the option of the Holder, into either:

                  i. the number of fully paid and nonassessable shares of Series B Common Stock that results from dividing the Conversion Price per share in effect at the time of conversion into the per share Conversion Value but no more than the maximum amount authorized and available for issuance; or

                  ii. all of the shares of capital stock of Picacho then outstanding.

Upon conversion, all accrued but unpaid dividends (including interest accrued thereon calculated as of the Conversion Date) on the Series B Preferred shall be paid in cash, to the extent permitted by applicable law.

         b. CONVERSION PRICE AND CONVERSION VALUE. The initial Conversion Price of the Series B Preferred shall be $25.00 per share, and the initial Conversion Value of the Series B Preferred shall be $1,000.00 per share. The initial Conversion Price of the Series B Preferred shall be subject to adjustment from time to time as provided in Section 3(d).

         c. MECHANICS OF CONVERSION. To convert any shares of Series B Preferred, the Holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation, or notify the Corporation in writing that such certificates have been lost, stolen or destroyed and agree to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice (the "Conversion Notice") to the Corporation at such office that the Holder elects to convert the same, specifying whether the Series B Preferred shares are to be converted into Series B Common Stock or shares of Picacho. As soon as practicable (but not more than one Business Day) after such delivery, or after such [ILLEGIBLE] the Corporation shall issue and deliver at such office to the Holder, unless the Corporation shall elect instead to redeem the Series B Preferred as provided in Section 5:

                  i. A certificate or certificates for the number of shares of Series B Common Stock to which the Holder shall be entitled if the Holder has elected to convert the Series B Preferred into Series B Common Stock; or

                  ii. A certificate or certificates for all of the outstanding shares of Picacho, if the Holder has elected to convert the Series B Preferred into Picacho stock;

and, in either case, a check payable to the Holder in the amount of any accrued or declared but unpaid dividends payable pursuant to Section 1, if any. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred to be converted or of the notification of lost certificates and the persons entitled to shares of Series B Common Stock or Picacho stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares on such date (the "Conversion Date"). In the event of a notice of redemption of any shares of Series B Preferred pursuant to Section 5, the Conversion Rights shall terminate at the close of business on the

Redemption Date, unless default is made in payment of the redemption price, in which case the Conversion Rights for such shares shall continue until such payment.

         d.       ADJUSTMENTS TO CONVERSION PRICE.

                  i. ADJUSTMENT OF CONVERSION PRICE. The Conversion Price of the Series B Preferred shall be adjusted if the Corporation issues or is deemed to issue Additional Shares of Common Stock for a consideration per share that is less than the Conversion Price for the Series B Preferred in effect on the date of, and immediately prior to, such issue or deemed issue.

                  ii. DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. If the Corporation at any time or from time to time after the date of this Certificate issues any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares, (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the exercise of such Options and conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3(d)(iv)) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                  (1) except as provided in Section 3(d)(ii)(2), no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                  (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (other than under or by reason of provisions designed to protect against dilution), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                  (3) no readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price.

                  iii. ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. Except as provided by Section 3(d)(ii)(2). In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(ii)) without consideration or for a consideration per share less than the Conversion Price of the Series B Preferred in effect on the date of and immediately prior to such issue, then and in each such event the Conversion Price of the Series B Preferred shall be reduced to the price (calculated to the nearest cent) [ILLEGIBLE] which the Additional Shares of Common Stock are issued.

                  iv.      DETERMINATION OF CONSIDERATION. For purposes of this
Section 3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be determined after payment of all commissions paid or discounts given in connection with the issuance or deemed issuance of the shares and shall be computed as follows:

                  (1)      CASH AND PROPERTY: Such consideration shall:

                           (a)      insofar as it consists of cash, be computed
at the aggregate amount of cash received by the Corporation;

                           (b)      insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment: and

                           (c)      in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received for the Additional Shares of Common Stock, computed as provided in clauses (a) and (b) above, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

                  (2) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(d)(ii), relating to Options and Convertible Securities, shall be determined by dividing:

                           (a)      the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                           (b)      the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  v.       OTHER ADJUSTMENTS.

                           (a)      SUBDIVISIONS, COMBINATIONS, OR
CONSOLIDATIONS OF SERIES B COMMON STOCK. In the event the outstanding shares of Series B Common Stock shall be subdivided, combined or consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of Series B Common Stock, the Conversion Price of the Series B Preferred in effect immediately prior to such subdivision, combination, consolidation or stock dividend shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted to achieve the result that, upon conversion of the Series B Preferred into Series B Common Stock, the Holder shall receive, as nearly as possible, the same percentage of the outstanding shares of Series B Common Stock that it would have had the Series B Preferred been converted immediately prior to such subdivision, combination or consolidation.

                           (b)      RECLASSIFICATIONS. In the case, at any time
after the date of this Certificate, of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a subdivision, combination or consolidation of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger (A) in which the Corporation is the continuing entity and that does not result in any change in the Common Stock or (B) that is treated as a liquidation pursuant to Section 2(b)), the Conversion Price shall be adjusted so that the shares of the Series B Preferred shall, after such reorganization, reclassification, consolidation or merger, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which the Holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation or merger if the Holder had converted the shares of the Series B Preferred into Series B Common Stock. The provisions of this clause 3(d)(v)(b) shall similarly apply to [ILLEGIBLE] reorganizations, reclassifications, consolidations or mergers.

         e. NO ADJUSTMENTS TO CONVERSION VALUE. The Corporation shall not effect any stock split, stock dividend, combination or recapitalization of the Series B Preferred and, therefore, the Conversion Value of the Series B Preferred will not be adjusted.

         f. CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series B Preferred pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Certificate and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Conversion Price of the Series B Preferred at the time in effect, and
(iii) the number of shares of Series B Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred.

         g. STATUS OF CONVERTED STOCK. In case any shares of Series B Preferred shall be converted pursuant to Section 3, the shares so converted shall be canceled, shall not be reissuable and shall cease to be part of the outstanding capital stock of the Corporation.

         h. FRACTIONAL SHARES. In lieu of any fractional shares of Series B Common Stock to which the Holder would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Series B Common Stock as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

         i.       Miscellaneous.

                  i. All calculations under this Section 3 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                  ii. The Holder shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this
Section 3, in which case such determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the Holder, the cost of such appraisal to be borne equally by the Corporation and the Holder.

                  iii. No adjustment in the Conversion Price of the Series B Preferred need be made if such adjustment would result in a change in such Conversion Price of less than $0.01. Any adjustment of less than $0.01 that is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment that, on a cumulative basis, amounts to an adjustment of $0.01 or more in such conversion Price.

         j. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series B Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred, such number of its shares of Series B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred. If at any time the number of authorized but unissued shares of Series B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series B Common Stock to such number of shares as shall be sufficient for such purpose.

4.       VOTING RIGHTS.

         a. Except as otherwise required by law and Subsection 4(b), the Holder shall have no voting rights with respect to the Series B Preferred.

         b. So long as any of the shares of Series B Preferred are outstanding, the written consent of the Holder shall be necessary for authorizing, affecting or validating the amendment, alteration, or repeal of any of the provisions of the Articles of Incorporation of the Corporation or of any certificate amendatory thereof or supplemental thereto (including any certificate of amendment or any similar document relating to any series of preferred stock) that would adversely affect the powers, preferences, or special rights of the Series B Preferred, including the creation or authorization of any class of Senior Shares or Parity Shares. Any amendment or any resolution or action of the Board of Directors that would create or issue any series of Junior Shares out of the authorized shares of preferred stock, or that would authorize, create, or issue any other Junior Shares (whether or not already authorized), shall not be considered to affect adversely the powers, preferences, or special rights of the outstanding shares of the Series B Preferred.

5.       REDEMPTION.

         a. OPTIONAL REDEMPTION. If the Holder exercises its Conversion Rights pursuant to Section 3, then instead of effecting the conversion, the Corporation may, by giving written notice to the Holder (a "Notice of Redemption") not later than one Business Day after receiving the Conversion Notice, elect to redeem all (but not less than all) of the Series B Preferred outstanding on the Redemption Date.

         b. REDEMPTION VALUE. Upon any redemption of the Series B Preferred, the Corporation shall pay out of funds legally available therefor in cash a sum per share equal to the Conversion Value, together with (i) all accrued but unpaid dividends (including any interest accrued thereon) calculated as of the Redemption Date, (ii) if the Redemption Date is a date other than the last day of a Payment Period, the Interim Payment; and (iii) all other costs, fees, expenses, or amounts the Corporation is required to pay Holder pursuant to the Stock Purchase Agreement, regardless of the reason for such redemption or such costs, fees, expenses, or amounts (collectively the "Redemption Value").

         c. NOTICE OF REDEMPTION. Any Notice of Redemption given by the Corporation shall be delivered to the Holder, notifying the Holder of the redemption to be effected. The Notice of Redemption shall:

                  i.       State that the Series B Preferred is to be redeemed;

                  ii. Specify the date (the "Redemption Date") on which the Series B Preferred is to be redeemed, which shall be not more than ten Business Days following the date the Corporation receives the Conversion Notice from the Holder;

                  iii. Request wire transfer or other instructions for the payment of the Redemption Value.

         d. TRANSFER INSTRUCTIONS. Not less than one Business Day after delivery of the Notice of Redemption, the Holder shall provide the Corporation with instructions for wire or other transfer of the Redemption Value to the Holder.

         e.       COMPLETING THE REDEMPTION. On the Redemption Date:

                  i. The Holder shall surrender to the Corporation at the principal offices of the Corporation the Holder's certificate or certificates representing the shares to be redeemed or provide a notice to the Corporation in writing that such certificates have been lost, stolen or destroyed and that the Holder agrees to indemnify the Corporation from any loss incurred by it in connection with such certificates; and

                  ii. The Corporation shall pay the Redemption Value to the Holder by wire or other transfer acceptable to the Holder, and thereupon each surrendered or lost certificate shall be canceled.

         f. LACK OF LEGALLY AVAILABLE FUNDS. If the funds of the Corporation legally available for redemption of the Series B Preferred are insufficient to redeem the total number of shares of Series B Preferred required to be redeemed on the Redemption Date, then, at the Holder's election in its sole discretion, the Corporation either shall redeem that number of shares of Series B Preferred for which the Corporation has funds legally available or shall not redeem any of the Series B Preferred.

         g. EFFECT OF REDEMPTION. From and after the payment of the Redemption Value, all rights of the Holder shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

6. NOTICE OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for [ILLEGIBLE] otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall notify the Holder, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

7. NOTICES. All notices and other communications provided for in this Certificate shall be given or made in writing and telecopied, mailed by certified mail return receipt requested or delivered to the intended recipient at such address as shall be designated by such person in a notice to each other relevant person given in accordance with this Section, in addition to any other notices that may be required by law. All such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation or receipt, or when personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as provided herein.

8. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE CORPORATION HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR

COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THE SERIES B PREFERRED SHARES, THE STOCK PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE HOLDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

9. INTEREST. Any amounts required to be paid under this Certificate that are not paid on the first day such payment may be made and any dividends in arrears shall bear interest from that date at the lesser of (a) the Maximum Rate or (b) the sum of four percent plus the rate per annum publicly announced from time to time by NationsBank, N.A. as its prime rate in effect at its principal office in Charlotte, North Carolina.

10. MAXIMUM RATE. Notwithstanding anything to the contrary contained herein, in the event the Series B Preferred shall be deemed to be debt instead of equity, no provisions of this Certificate shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect shall be adjudicated to be so provided in this Certificate or otherwise in connection with the Series B Preferred, the provisions of this paragraph shall govern and prevail, and neither the Corporation nor the successor or assigns of the Corporation shall be obligated to pay the excess amount of such interest, or any other excess sum paid with respect to the Series B Preferred. If, for any reason, interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness deemed to be evidenced by the Series B Preferred; and, if such principal has been paid in full, any remaining excess shall forthwith be paid to the Corporation. In determining whether or not the interest paid or payable exceed the Maximum Rate, the Corporation and the Holder shall, to the extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof [ILLEGIBLE] (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire term of the indebtedness deemed to be avidenced by the Series B Preferred so that the interest for the entire period does not exceed the Maximum Rate.

11. DEFINITIONS.

         a. Capitalized terms used in this Certificate and not otherwise defined have the meanings given to those terms in the Series B Stock Purchase Agreement between the Corporation and Blue Ridge Investments, LLC, dated August 30, 1996.

         b. "Additional Amounts" means such amounts, if any, as are necessary to compensate the Holder for any costs incurred by Holder which the Holder determines are attributable, directly or indirectly, to its purchase or holding of the Series B Preferred or any reduction in any amount receivable by the Holder as a holder of the Series B Preferred to the extent such costs and reductions in amount are not reflected in any dividends, fees, reimbursements or other amounts received by the Holder hereunder or under the Stock Purchase Agreement, resulting from (i) an increase (over the dividend rate paid hereunder) in the cost of funding the purchase of the Series B Preferred, or
(ii) any Regulatory Change which:

                  (A) changes the basis of taxation of any amounts payable generally to NationsBank under Eurodollar loans (other than taxes imposed on the overall net income of NationsBank or its applicable lending office for any of such loans by the jurisdiction in which NationsBank has its principal office or such applicable lending office);

                  (B) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, NationsBank (including any of such loans or any deposits referred to in the definition of "Floating Rate" herein); or

                  (C) imposes any other condition generally affecting loans by NationsBank or any of such extensions of credit or liabilities or commitments.

         c. "Additional Shares of Common Stock" means all shares of Common Stock issued (or, pursuant to Section 3(d)(ii), deemed to be issued) by the corporation after the date of this Certificate, other than shares of Common Stock issued or issuable:

                  i. upon conversion of shares of Series B Preferred;

                  ii. as a dividend or distribution on Series B Preferred;

                  iii. in a transaction described in Section 3(d)(v);

                  iv. by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock.

         d. "Affiliate" has the meaning given that term in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act.

         e. "Business Day" means (a) any day on which commercial banks are not authorized or required to close in Charlotte, North Carolina and (b) with respect to all payments, Conversions, Payment Periods, and notices, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

         f. "Common Stock" means shares of the Corporation's common stock, par value $0.25 per share, serial common stock, or other securities entitled generally to vote in the election of directors of the Corporation.

         g. "Conversion Date" has the meaning given in Section 3(c).

         h. "Conversion Notice" has the meaning given in Section 3(c).

         i. "Conversion Price" has the meaning given in Section 3(b).

         j. "Conversion Value" has the meaning given in Section 3(b).

         k. "Convertible Securities" means any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock, except the Series B Preferred.

         l. "Corporation" means AMERCO, a Nevada corporation.

         m. "Excess Equity Offering" means any offer or sale of equity securities of the Corporation or any of its subsidiaries, whether public or private, after the date of this Certificate, other than (i) the offer and sale of Series B Preferred issued to Holder, (ii) the offer and sale by the Corporation of up to $125,000,000 of equity securities in a single transaction occurring on or before March 1, 1997, and (iii) issuances of equity securities to employees of the Corporation or its subsidiaries pursuant to written employee benefit plans existing on the date of this Certificate in the maximum amount permitted under such plans or arrangements on the date of this Certificate.

         n. "Floating Rate" means, for any Payment Period, the rate per annum that is the lesser of (x) the sum of (i) two and one-quarter percent (2.25 %), and (ii) the rate per annum (rounded upwards, if necessary, to the nearest
1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Payment Period for a term comparable to such Payment Period, or if for any reason such rate is not available, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Payment Period for a term comparable to such Payment Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the [ILLEGIBLE] mean of all such rates, or(y) the Maximum Rate. Dividends shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) during the Payment Period unless such calculation would result in the dividends exceeding the Maximum Rate, in which case dividends shall be calculated on the basis of a year of 365 or 366 days, as the case may be. Notwithstanding the first sentence of this paragraph, if at any time the dividend is limited by the terms of this Certificate to the Maximum Rate, then any subsequent reduction in the Floating Rate shall not reduce the dividend below the Maximum Rate until the aggregate amount of dividends accrued [ILLEGIBLE] the aggregate amount of dividends which would have accrued on the Series B Preferred if the dividend specified in the first sentence of this paragraph had at all times been in effect.

         o. "Holder" means the holder or holders of record of the Series B Preferred.

         p. "Interim Payment" means such amount or amounts as shall be sufficient to compensate the Holder for any loss, cost, or expense incurred by the Holder as a result of any payment or prepayment for any reason on a date other than the last day of a Payment Period. Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of dividends which otherwise would have accrued on the Conversion Value of the Series B Preferred redeemed from the period from the date of such redemption to the last day of the Payment Period at the applicable rate of dividends for such Series B Preferred provided for herein, over (ii) the interest component of the amount the Holder would have bid in the London interbank market for dollar deposits of leading banks in amounts comparable to the Conversion Value of the Series B Preferred redeemed and with the maturities comparable to the applicable Payment Period.

         q. "Junior Shares" means all classes and series of shares that, by the terms of the Corporation's Articles of Incorporation, or by law, shall be subordinate to the Series B Preferred with respect to the right of the holders thereof to receive dividends and to participate in the assets of the Corporation distributable to shareholders upon any liquidation, dissolution or winding-up of the Corporation.

         r. "Liquidation Date" has the meaning given in Section 2(a).

         s. "Maximum Rate" means the maximum rate of [ILLEGIBLE] interest permitted from day to day by applicable law, and calculated after taking into account any and all relevant fees, payments, and other charges contracted for, charged or received which are deemed to be interest under applicable law.

         t. "NationsBank" means NationsBank Corporation, a Delaware corporation.

         u. "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities, other than the Series B Preferred.

         v. "Parity Shares" means all classes and series of shares that, by the terms of the Corporation's Articles of Incorporation, or by law, shall be on parity with the Series B Preferred with respect to the right of the holders thereof to receive dividends and to participate in the [ILLEGIBLE] of the Corporation distributable to shareholders upon any liquidation, dissolution or winding-up of the Corporation.

         w. "Payment Period" means each period commencing on the date any shares of Series B Preferred are first issued or, in the case of each subsequent, successive Payment Period, the last day of the next preceding Payment Period, and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Holder may select by written notice to the Corporation at least three days before the commencement of the applicable Payment Period, except that each such Payment Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Payment Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Payment Period which would otherwise extend beyond a Conversion Date, Redemption Date or Liquidation Date shall end on the Conversion Date, Redemption Date or Liquidation Date, as appropriate; and (c) no Payment Period shall have a duration of less than one (1) month. If Holder shall fail to give the Corporation a notice of the length of a Payment Period prior to the end of the then current Payment Period, such Payment Period shall automatically be continued on the last day thereof as Payment Period having a term of one month.

         x. "Picacho" means Picacho Peak Investment Co., a Nevada corporation.

         y. "Redemption Date" has the meaning given in Section 5(c).

         z. Regulatory Change" means any change after the date of this Certificate in United States federal, state or foreign laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time) or the adoption or making after such date of any interpretations, directives or requests applying to a class of institutions including NationsBank of or under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         aa. "Senior Shares" means all classes and series of shares, including the Corporation's Series A 8(1/2)% Preferred Stock, that, by the terms of the Corporation's Articles of Incorporation, or by law, shall be senior to the Series B Preferred with respect to the right of the holders thereof to receive dividends and to participate in the assets of the Corporation distributable to shareholders upon any liquidation, dissolution or winding-up of the Corporation.

         bb. "Series B Common Stock" means the Series B common stock, $0.25 par value per share, of the Corporation.

         cc. "Stock Purchase Agreement" means the Series B Stock Purchase Agreement between the Corporation and Blue Ridge Investments, LLC, dated August 30, 1996.